UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 28, 2005

COMSYS IT PARTNERS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-13956	56-1930691
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4400 Post Oak Parkway, Suite 1800

Houston, Texas 77027

(Address of Principal Executive Offices)

(713) 386-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On March 28, 2005, COMSYS IT Partners, Inc., a Delaware corporation, also referred to as COMSYS, held a conference call to discuss its historical and combined adjusted pro forma financial results for the fourth quarter and year ended January 2, 2005. During the conference call, in response to questions from the participating investors, COMSYS disclosed the following balance sheet data as of January 2, 2005 (in thousands):

Accounts receivable, net	$131,445
Total assets	320,965
Senior term loan (1)	13,125
Senior revolving credit facility	56,998
Total senior debt	70,123
Second lien term loan	70,000
Total debt excluding preferred stock and other noncurrent liabilities	140,123
Mandatorily redeemable preferred stock	23,314

(1) Of this amount, $7,500 is reflected as current maturities of long-term debt in the COMSYS balance sheet as of January 2, 2005.

During the call, COMSYS also disclosed that the restructuring and rationalization charges in connection with the September 30, 2004 merger of its wholly owned subsidiary VTP, Inc. with and into COMSYS Holding, Inc. are expected to be in the range of $2.0 million to $3.0 million during the first quarter of 2005.

Note: The information contained in this report is not to be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

[SIGNATURE PAGE TO FOLLOW]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMSYS IT PARTNERS, INC.

Date: March 28, 2005	By:	/s/ Joseph C. Tusa, Jr.
	Name: Title:	Joseph C. Tusa, Jr. Senior Vice President and Chief Financial Officer